UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2020

SIERRA ONCOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001- 37490	20-0138994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o 2150 – 885 West Georgia Street Vancouver, British Columbia, Canada		V6C 3E8
(Address of principal executive offices)		(Zip Code)

(604) 558-6536

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SRRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01Entry into a Material Definitive Agreement

On November 9, 2020, Sierra Oncology, Inc. (the “Company”) entered into an amendment (the “Amendment”) to the License Agreement with CRT Pioneer Fund LP (“CPF”), dated September 27, 2016 (the “CRT License Agreement”).

Pursuant to the CRT License Agreement, the Company made a one-time upfront payment of $7.0 million to CPF in October 2016 and paid $2.0 million to CPF in January 2017 for the successful transfer of two ongoing Phase 1 clinical trials. Pursuant to the terms of the original CRT License Agreement, additional milestone payments of up to an aggregate of $319.5 million was payable to CPF upon the achievement of certain developmental, regulatory and commercial milestones, including a milestone payment of $7.5 million upon the dosing of the first patient in the first Phase 1 trial of SRA737 in the United States, and a payment of $12.0 million upon the dosing of the first patient of a randomized Phase 2 trial of SRA737.

Pursuant to the terms of the Amendment, the Company has agreed to decreased additional milestone payments of up to an aggregate of $290.0 million that may be payable to CPF upon the achievement of certain developmental, regulatory and commercial milestones, including a milestone payment of $2.0 million upon the dosing of the first patient of the first trial of SRA737 following the effective date of the Amendment.

In the event that the milestone payment for Milestone Event, as defined in the CRT License Agreement, but no milestone payment for an earlier Milestone Event has been paid, then the milestone payment attached to the earlier Milestone Event will become due and payable contemporaneously with the payment for the later Milestone Event. These milestones will be accrued once they are considered probable of occurring.

In addition, the Company remains required to pay CPF, on a product-by-product and country-by-country basis, tiered high single-digit to low double-digit royalties on the net sales of any product successfully developed.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the complete text of the Amendment, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIERRA ONCOLOGY, INC.

Date: November 12, 2020	By:	/s/ Sukhi Jagpal
Sukhi Jagpal
Chief Financial Officer